Exhibit 99.1

This Statement on Form 4 is filed by:
(i) CG Core Value Fund, L.P.; (ii) Circumference Group
Holdings LLC; (iii) Circumference Group LLC;
and (iv) CG Core Value GP LLC.

Name of Designated Filer: CG Core Value Fund, L.P.

Date of Event Requiring Statement: November 11, 2025

Issuer Name and Ticker or Trading Symbol:
Resources Connection, Inc. [RGP]


CG Core Value Fund, L.P.

By:	Circumference Group LLC,
	its Manager

By:	/s/ John Lammers
	John Lammers


Circumference Group Holdings LLC

By: 	/s/ John Lammers
	John Lammers


Circumference Group LLC

By: 	/s/ John Lammers
	John Lammers


CG Core Value GP LLC

By:	Circumference Group Holdings LLC,
	its Managing Member

By:	/s/ John Lammers
	John Lammers